GMO Trust
FYE 2/28/13
Annual Expense Ratios

Fund Name	Core	Class 3	Class 4	Class 6

Alpha Only			0.61%
Alternative Asset Opportunity Fund		0.75%
Asset Allocation Bond Fund				0.31%
Core Plus Bond Fund			0.37%
Currency Hedged International Bond Fund		0.43%
Currency Hedged International Equity Fund		0.69%
Debt Opportunities Fund				0.31%
Domestic Bond Fund				0.11%
Emerging Country Debt Fund			0.57%
Emerging Domestic Opp. Fund				0.90%
Emerging Markets Fund				0.88%
Flexible Equities Fund				0.61%
International Core Equity Fund				0.44%
International Growth Equity Fund			0.59%
International Intrinsic Value Fund			0.59%
International Small Companies Fund		0.76%
Quality Fund				0.38%
Resources Fund		0.77%
Risk Premium Fund				0.51%
Special Purpose Holdings Fund	25.37%
Special Purpose Vehicle Fund	40.73%
Special Situations Fund				0.43%
Strategic Fixed Income Fund				0.32%
U.S. Core Equity Fund				0.37%
U.S. Growth Fund		0.47%
U.S. Small/Mid Cap Fund		0.52%
U.S.Flexible Equities Fund				0.39%
World Opportunity Overlay Fund		0.04%